EXHIBIT 10.4

                             EMPLOYMENT AGREEMENT



      THIS IS AN EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 1st day of May, 1999, by and between DIANON Systems, Inc., a Delaware corporation ("DIANON"), and Ralph M. Richart, M.D. ("Richart").

                                  RECITALS:

      WHEREAS, DIANON has acquired substantially all of the assets and business of Kyto Meridien Diagnostics, L.L.C., a New York limited liability company ("Kyto Meridien"), pursuant to the terms of an Asset Purchase Agreement dated as of April 7, 1999, by and among DIANON, Kyto Meridien, Kyto Diagnostics, L.P., Meridien Diagnostics Labs, Inc., Richart and A. Bruce Shapiro (the "Asset Purchase Agreement"); and

      WHEREAS, DIANON desires to employ Richart for a period commencing as of the Closing Date ("Closing Date") of the Asset Purchase Agreement and ending three years from that date and Richart desires to work for DIANON for such period on the terms and conditions hereinafter provided; and

      WHEREAS, Richart's position with Kyto Meridien has given him access to and familiarity with the confidential information and business of Kyto Meridien acquired by DIANON and his employment with DIANON will give him access to and familiarity with the confidential information and business of DIANON; and

      WHEREAS, DIANON would be irreparably harmed if Richart should disclose any of the confidential information which Richart has acquired and will acquire or by entering into any activity competing with DIANON or the business of Kyto Meridien acquired by DIANON.

      NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions of this Agreement, Richart and DIANON agree as follows:

      1. EMPLOYMENT. DIANON hereby employs Richart for the term of this Agreement as specified in Section 3, below. Richart's duties shall include: (i) service, for a period of one year from and after the Closing Date, as statutory Laboratory Director at the laboratory facility acquired by DIANON from Kyto Meridien located at 216 Congers Road in New City, New York, provided, however, that Richart's responsibilities in that regard shall be no greater in terms of quantity or substance than those held at Kyto Meridien during the one year period immediately preceding the Closing Date and provided further that he shall not, except to the extent required by law or regulation, have responsibility for the day-to-day oversight or management of the laboratory; (ii) for a period of at least six months from and after the Closing Date, performance of a volume of surgical and anatomic pathology and cytology examinations and diagnoses consistent with his workload while employed by Kyto Meridien and, thereafter, at a reduced volume as mutually agreed; (iii) while serving as Laboratory Director, performance of all requirements of a laboratory director specified under CLIA, New York State law and other federal, state and local laws, rules and regulations; (iv) occasional rendering of decisions on significant medical matters and other matters materially impacting on medical decisions; (v)


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rendering,  as needed,  professional  advice to clients,  as well as written and telephonic responses to client inquiries regarding test results or other medical inquiries; (vi) preparing client communications and newsletters on medical and laboratory issues; (vii) upon mutual agreement, attendance and delivery of
presentations   at   professional   meetings   and   conferences   as   DIANON's
representative; and (vii) such other tasks and assignments that are mutually agreed to at the request of the senior management of DIANON.

      It is expressly agreed and understood that the above duties shall be performed by Richart on a good faith basis subject to an academic and travel schedule commensurate with his schedule in the one year immediately preceding the Closing Date. Under no circumstances shall the performance of any duties herein exceed those performed by Richart during the one year immediately preceding the Closing Date in quantity or substance and, further, except as required by law or regulation, such performance does not require Richart's on-site presence other than on an incidental basis. DIANON further agrees to make reasonable efforts to ensure that, during the term of this Agreement, there will be adequate personnel and consultants available to assist and support Richart in the performance of his duties hereunder.

      During his employment Richart shall at all times conduct himself and perform his professional services in a proficient and professional manner, in accordance with the applicable standards of care and the highest standards of ethics of the medical profession.

      2. COMPENSATION. As full consideration for the services rendered by Richart pursuant to this Agreement, together with Richart's undertakings pertaining to the preservation of confidential information and the restrictive covenant set forth, respectively, in Sections 4 and 5 below, DIANON shall, during the term of this Agreement, compensate Richart as follows:

            (a) DIANON shall pay Richart an annualized salary of two hundred thousand ($200,000) dollars, payable in twenty-six equal biweekly (one every two weeks) increments, of seven thousand six hundred ninety-two dollars and thirty-one cents ($7,692.31);

            (b) DIANON shall reimburse the reasonable business expenses of Richart in performing his duties hereunder in accordance with such policies regarding employee expenses as DIANON may have in effect from time to time during the term;

            (c) DIANON shall provide Richart with an automobile allowance of five hundred and sixty-nine ($569) dollars per month;

            (d) Richart shall be eligible for such other employee benefits as are generally provided by DIANON to its employees subject to the terms and conditions, including eligibility conditions, of any applicable employee benefit plan or program; provided that, during the period of employee conversion, as determined by DIANON consistent with the requirements of the Asset Purchase Agreement, Richart shall be entitled to such Kyto Meridien benefits that are required by the Asset Purchase Agreement to be extended to all Kyto Meridien employees hired by DIANON.

            (e) Upon termination of employment, Richart may, at his own cost and in accordance with the requirements of COBRA, extend his employee insurance benefits.


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

      3. TERM. Unless sooner terminated in accordance with Section 9 below, the term of this Agreement and Richart's employment shall commence on the Closing Date of the Asset Purchase Agreement and end on the third anniversary thereof.

      4. CONFIDENTIAL INFORMATION. From and after the date hereof, Richart will not, directly or indirectly, use for his own benefit or purposes, or disclose to, or use for the benefit or purpose of any person or entity other than DIANON, any confidential information, knowledge or data relating to the business or operations of DIANON or those acquired by DIANON from Kyto Meridien. Such information, knowledge or data includes, but is not limited to, secret or confidential matters not published or generally known in the industry, such as information regarding pricing, costs, purchasing, profits, financing, markets, sales or customer lists, future developments, audits, investigations, enforcement actions, regulatory compliance, laboratory procedures and marketing and expansion plans. Any and all materials which may be produced or created by Richart or others, or which may come into his possession in the course of his employment, or which relate in any manner to the business or prospective business of DIANON are and shall be the exclusive property of DIANON and Richart shall not have any right, title or interest in any such materials. Upon termination of his employment, Richart shall not have the right to remove any such materials from the offices of DIANON and shall promptly return to DIANON all things of whatever nature that belong to DIANON, including all materials and records in any form, format or medium containing or related to the confidential information of DIANON, and he shall neither make nor retain any part or copy thereof for his personal use or the use of third parties.

            Notwithstanding the foregoing, confidential information shall not include any information that is: (i) demonstrably developed independently by Richart; (ii) publicly disclosed by DIANON or otherwise in the public domain without violation of this Agreement by Richart; or (iii) rightfully received by Richart from a third party, which, by disclosing to Richart, does not breach any obligation or duty to DIANON. Notwithstanding this Section 4, Richart may make such disclosures of confidential information as are duly compelled by court order or as required by law.

      5. RESTRICTIVE COVENANT. In consideration of this Agreement and the purchase of the assets and business of Kyto Meridien by DIANON, for a period of three years from and after the Closing Date and for any renewal period or extension of the term hereof, and notwithstanding any earlier termination of this Agreement, except upon the express written consent of DIANON (which consent may be unreasonably withheld), Richart shall not, for his own account, on behalf of, or jointly with, any other person, directly or indirectly, own, manage, operate, join, control, finance, invest in, perform services for, advise (or advise others with respect to), or otherwise participate in, or be connected with, or become or act as a partner, manager, member, director, officer, employee, consultant, representative or agent of any business (other than DIANON), individual, partnership, firm, proprietorship, professional practice, corporation, limited liability company or other entity that provides clinical laboratory or anatomic or surgical pathology services within a one hundred and fifty mile radius of New York City; provided however, that Richart may purchase or own, solely as an inactive investor, the securities of any entity that are publicly traded on a national securities exchange where Richart's aggregate holdings of such securities do not exceed two percent of the voting power or of any class of stock of such entity.


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

      Notwithstanding anything to the contrary herein, Richart may continue: (i) in his academic post at the Columbia College of Physicians and Surgeons; (ii) in his position as the Associate Director of Obstetrical and Gynecological Pathology and Cytology at Columbia Presbyterian Medical Center; and (iii) to participate, from time to time, as a consultant in research studies (but not clinical trials) relating to clinical and surgical pathology, provided that Richart shall not act as a consultant in research studies for any medical laboratory.

            In addition to the foregoing, during the same three-year period and for any renewal period or extension of the term hereof, Richart shall not, on his own behalf, or on behalf of any other person or entity: (i) solicit the customers, suppliers or employees of DIANON or any affiliated entity; (ii) solicit or seek to hire any employee of DIANON or any affiliated entity; or
(iii) attempt in any manner, directly or indirectly, to influence, induce or encourage any such employee to leave the employment of DIANON or any affiliated entity. Richart shall not take any action intended, or which may reasonably be expected, directly or indirectly, to impair the goodwill, reputation or good name of DIANON or Kyto Meridien, or otherwise to be detrimental to the interests of DIANON, including any action intended, or which may reasonably be expected, directly or indirectly to benefit a competitor of DIANON.

      6. SCOPE OF RESTRICTIONS. Richart agrees that the restrictions set forth in Section 5 are reasonable. If, however, a court determines that any provision of Section 5 is unreasonable, either in geographic scope, length of time or otherwise, then Section 5 shall be interpreted and enforced to the maximum extent permitted by law and Richart consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

      7. INJUNCTIVE RELIEF. Richart acknowledges that irreparable harm would be suffered by DIANON in the event that any of the provisions of Sections 4 or 5 were not performed fully in accordance with the terms specified therein and that monetary damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by DIANON in the event that such undertakings and provisions were breached or violated. Accordingly, Richart agrees that DIANON shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches or threatened breaches of the covenants, undertakings and provisions of those sections and to enforce specifically the provisions therein in any court of the United States or any state having jurisdiction over the matter, it being understood that any such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity and shall not be deemed exclusive of any common law or other rights of DIANON in connection with the matters covered hereby.

      8. INTELLECTUAL PROPERTY RIGHTS. Richart agrees to assign, and hereby does assign to DIANON all of his right, title and interest in and to all inventions, improvements, discoveries and technical developments, whether or not patentable, which he solely or jointly with others, may conceive or reduce to practice during the term of his employment, which are related, in whole or in part, directly or indirectly, to the business of, or services or products of the type, provided by DIANON, or which may reasonably be provided or used by DIANON, or which are otherwise developed, in whole or in part, at DIANON's expense.

      Richart shall disclose promptly to DIANON's Chief Executive  Officer,  all
such  ideas,   discoveries  and  improvements  conceived  by  him  alone  or  in collaboration with others, and shall


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

cooperate fully with DIANON both during and after employment, with respect to the procurement of patents for the establishment and maintenance of DIANON's rights and interests in said inventions, improvements, discoveries or developments, and shall sign all papers which DIANON may reasonably deem necessary or desirable for the purpose of vesting it with such rights.

      9.    TERMINATION.      (a) Richart's  employment  under this  Agreement
shall terminate on the occurrence of any of the following events:

            (i) Upon the disqualification of Richart to practice medicine in the State of New York;

            (ii) Upon the disqualification of Richart, or his failure to maintain all necessary licenses and certifications, to serve as a laboratory director in the State of New York, while serving as a Laboratory Director for DIANON;

            (iii) Upon the death of Richart;

            (iv) Upon the passage of thirty (30) days after written notice of termination without cause from DIANON to Richart;

            (v) Upon the sending of written notice from DIANON describing the activities constituting an act of default falling within any one or more of the following categories:

                  (A) Richart's breach of any material promise or agreement set forth herein, including, without limitation, those set forth in Sections 4, 5 and 8 above, or failure to perform substantially all of the duties reasonably required by Section 1; or

                  (B) Richart's commission of an act of gross negligence or willful misconduct in the performance of his duties or obligations hereunder or an act of negligence in the performance of a medical function;

Provided that no such termination under this subsection 9(a)(v) shall be effective unless Richart has first been afforded an opportunity to correct the alleged default, but such default continues, recurs or can not otherwise be corrected, in the good faith judgment of DIANON, within thirty days after delivery of such written notice of default to Richart; and

            (vi) Upon the occurrence of an event or the commission of an act under which Richart is or may become subject to mandatory or permissive exclusion from Medicare and State health care programs, including those set forth in sections 1128, 1156 and 1892 of the Social security Act and any regulations promulgated thereunder.

      (b) In the event of a termination of this Agreement pursuant to subsections 9(a)(iii) or 9(a)(iv) above, DIANON shall continue to pay the compensation required by subsections 2(a) and 2(c) above until the third anniversary of the Closing Date of the Asset Purchase Agreement.


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

      (c) Sections 4, 5, 6, 7, 11, 13 and 14 of this Agreement shall, in accordance with their terms, survive any termination or expiration of this Agreement, whether any such termination be with or without cause or expiration occurs with the passage of time. Without limitation, no termination or expiration of this Agreement shall relieve Richart of his obligations to DIANON with respect to the restrictive covenant in Section 5 and the preservation of confidential information under Section 4. Should Richart violate any of the requirements of Sections 4 or 5 of this Agreement, DIANON may, in addition to any other remedies provided to DIANON under this Agreement, the Asset Purchase Agreement, at law or in equity, immediately terminate any further post-termination payments to Richart hereunder that otherwise may have been required.

      10. WAIVER. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall a waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

      11. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, by nationally recognized overnight delivery service, or mailed by certified or registered mail, postage prepaid, and addressed as follows:

            If to Richart:    Ralph M. Richart, M.D.
                              350 Shore Drive
                              Oakdale, New York  11769

            with a copy to:   Brown Raysman  Millstein  Felder & Steiner LLP
                              120 West 45th Street
                              New York, New York 10036
                              Attn: Sarah Hewitt, Esq.




            If to DIANON:     DIANON Systems, Inc.
                              200 Watson Boulevard
                              Stratford, Connecticut  06497
                              Attn: President


      12. ENTIRE AGREEMENT. This Agreement and the Asset Purchase Agreement set forth the entire agreement and understanding of the parties concerning the subject matter hereof. This Agreement may be amended only by a written instrument signed by both parties, which instrument must make specific reference to this Agreement and the intention to modify it.

      13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of laws provisions of that state.

      14.   INDEMNIFICATION.  DIANON shall  protect,  defend,  hold harmless and
indemnify  Richart  from  and  against  all  losses,  claims,   actions,  suits,
proceedings,   investigations,


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

demands,  liabilities,  judgments,  settlements,  damages,  costs  and  expenses
(including reasonable legal fees and costs) which are asserted against or incurred by Richart as a result of, or which arise out of, Richart's performance of his duties within the scope of his employment with DIANON, all in accordance with the May 15, 1997 resolution of the DIANON Board of Directors pertaining to indemnification of physicians employed by it, a copy of which is attached hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.


                                          /s/ Ralph M. Richart
                                          --------------------
                                          Ralph M. Richart, M.D.


                                          DIANON SYSTEMS, INC.


                                          /s/ Kevin J. Johnson
                                          --------------------
                                          By:  Kevin J. Johnson
                                          Its:   President & CEO




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